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                                                                     Exhibit 5.1

              [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

                                                               November 24, 1997

Lexington Corporate Properties, Inc.
355 Lexington Avenue
New York, New York 10017

      Re: Validity of Securities to Be Registered under Registration Statement on Form S-4 (File No. 333-30307)

Ladies and Gentlemen:

      This opinion is delivered in our capacity as counsel to Lexington Corporate Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-4 (File No. 333-30307) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 1,496,959 shares of the Company's common stock, par value $0.0001 (the "Shares") pursuant to an Agreement and Plan of Merger, dated as of May 29, 1997, as amended (as so amended, the "Merger Agreement"), between the Company and Corporate Realty Income Trust I, a Massachusetts business trust, in the form filed as an exhibit to the Registration Statement.

      In connection therewith, we have examined copies or originals of:

            (i) the Second Amended and Restated Articles of Incorporation of the Company and the Amended Bylaws of the Company;

            (ii) minutes of the proceedings of the Company's Board of Directors;

            (iii) the Registration Statement and all exhibits thereto;

            (iv) the Merger Agreement; and

            (v) such other documents as we have deemed material to the opinion set forth below.

In addition, we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company as to certain factual matters. In such examination, we have assumed, without independent verification or investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the foregoing documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and correct. We have also assumed that the Registration Statement has been declared effective by the Commission and that no stop order has been issued in respect thereof.

      To the extent that the opinion set forth below relates to matters under the laws of the State of Maryland, we have assumed the correctness of, have not made any independent investigation of the matters covered by, and relied solely upon the opinion of Piper & Marbury L.L.P., dated November 24, 1997, addressed to the Company. Our opinion, therefore, is qualified and limited by, or conditioned upon the matters referenced in, such opinion of Piper & Marbury L.L.P.

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      On the basis of the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, the Shares will have been duly and validly authorized and validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

      Seth M. Zachary, a director of the Company, is a member of our firm and the beneficial owner of 5,211 shares of common stock and options to purchase an additional 12,500 shares of common stock of the Company.

                                                  Very truly yours,



                                       /s/ Paul, Hastings, Janofsky & Walker LLP
                                       -----------------------------------------
                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP



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